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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Federal-Mogul Corporation Employee Stock Purchase Program of our report dated February 16, 2000, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation included in its Annual Report Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Detroit, Michigan
November 17, 2000